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                                        Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FRONTIER CORPORATION
     (Exact name of registrant as specified in its charter)

               NEW YORK                         16-0613330
     (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)       Identification No.)
     --------------------------------        -------------------

    180 South Clinton Avenue, Rochester, New York 14646-0700
     (Address of Principal Executive Offices)     (Zip Code)

            PRIMENET SERVICES FOR THE INTERNET, INC.
                     1995 STOCK OPTION PLAN

                       GLOBALCENTER, INC.
              AMENDED AND RESTATED 1997 STOCK PLAN

                    (Full title of the Plans)

                    Josephine S. Trubek, Esq.
                       Corporate Secretary
                      Frontier Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0700
                         (716) 777-6713
       ---------------------------------------------------
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)
       ---------------------------------------------------
                            Copy to:
                      Martin T. McCue, Esq.
                         General Counsel
                      Frontier Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0700
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                 CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
Title of                     Maximum        Maximum
Securities      Amount       Offering       Aggregate    Amount of
to be           to be        Price          Offering     Registration
Registered(1)   Registered   per Share(2)   Price(2)     Fee(2)
-----------------------------------------------------------------
Common Stock    1,061,400    $32.32        $34,304,448   $10,119.81
$1.00 par        shares
 value

(1) This Registration statement relates to certain shares ("Option Shares") of Common Stock, par value $1.00 per share, of the Registrant issuable in connection with the merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into GlobalCenter, Inc. ("GCI"). Following the Merger, the options under the Plans to acquire Common Stock, par value $.01 per share, of GCI will constitute options ("Options") to acquire the Option Shares.

(2) Estimated only for the purpose of calculating the registration fee pursuant to Rule 457(h). Such estimates have been computed in accordance with Rule 457(c) and are based upon the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on March 24, 1998.
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                                I

          A letter updating the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).

                               II
ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents that have been filed by Frontier Corporation (the "Company") with the Securities and
Exchange Commission pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b)  The Company's Current Reports on Form 8-K dated
January 30, 1998; March 2, 1998; and

          (c) The description of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") contained in registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date such documents were filed.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.
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ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under the New York Business Corporation Law ("NYBCL"), indemnification of directors and officers generally may be provided to whatever extent is authorized by a corporation's certificate of incorporation or a bylaw or vote adopted by the shareholders. However, the NYBCL does not permit indemnification with respect to any matter as to which the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

          The NYBCL also provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

          The Company's By-Laws currently provide for indemnification of directors and officers and advancement of indemnified expenses to the full extent now or hereafter permitted by the NYBCL.

          The Company maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacity.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

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ITEM 8.   EXHIBITS

Exhibits

4.1  -    Restated Certificate of Incorporation of Frontier
          Corporation ("Frontier") dated January 24, 1995 is incorporated by reference to Exhibit 3 to Form 10-K for the year ended December 31, 1995 (File No. 1-4166).

4.2  -    Amendment to Restated Certificate of Incorporation of
          Frontier dated April 9, 1995 is incorporated by reference to Exhibit 3-2 to Form 10-K for the year ended December
          31, 1995 (File No. 1-4166).

4.3  -    By-laws of Frontier are incorporated by reference to
          Exhibit 3.3 to Form 10-K for the year ended December
          31, 1997 (File No. 1-4166).

5    -    Opinion of Martin T. McCue, General Counsel of
          Frontier, as to legality of the securities being issued.

23.1 -    Consent of Martin T. McCue (included in Exhibit 5).

23.2 -    Consent of Price Waterhouse.

23.3 -    Consent of Ernst & Young.

24   -    Powers of Attorney.


ITEM 9.   UNDERTAKINGS
          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
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information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action,
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suit or proceeding) is asserted against the Company by a director or officer and the Commission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 27, 1998.

                              FRONTIER CORPORATION


                              By: /s/ Joseph P. Clayton
                                 -------------------------
                                   Joseph P. Clayton
                                   Chief Executive Officer
                                   and President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                              /s/ Joseph P. Clayton
Date:  March 27, 1998         ----------------------------
                              Joseph P. Clayton
                              Chief Executive Officer,
                               President and Director
                              (principal executive officer)


Date:  March 27, 1998         /s/ James G. Dole
                              ----------------------------
                              James G. Dole
                              Senior Vice President
                               and Controller
                              (principal financial and
                               accounting officer)

                                   *
Date:  March 27, 1998         ----------------------------
                              Patricia C. Barron
                              Director

                                   *
Date:  March 27, 1998         ----------------------------
                              Raul E. Cesan
                              Director

                                   *
Date:  March 27, 1998         ----------------------------
                              Brenda Evans Edgerton
                              Director
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                                   *
Date:  March 27, 1998         ----------------------------
                              Jairo A. Estrada
                              Director


Date:  March 27, 1998         ----------------------------
                              Michael E. Faherty
                              Director

                                   *
Date:  March 27, 1998         ----------------------------
                              Daniel E. Gill
                              Director

                                   *
Date:  March 27, 1998         ----------------------------
                              Alan C. Hasselwander
                              Director

                                   *
Date:  March 27, 1998         -----------------------------
                              Robert Holland, Jr.
                              Director

                                   *
Date:  March 27, 1998         -------------------------
                              Douglas H. McCorkindale
                              Director

                                   *
Date:  March 27, 1998         -------------------------
                              Dr. Leo J. Thomas
                              Director


                         *By: /s/Joseph P. Clayton
                              -----------------------
                              Joseph P. Clayton
                              Attorney In Fact
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                          EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------------------------------------------

4.1       -    Restated Certificate of Incorporation
               of Frontier Corporation ("Frontier") dated
               January 24, 1995 is incorporated by
               reference to Exhibit 3 to Form 10-K
               for the year ended December 31, 1995
               (File No. 1-4166).

4.2       -    Amendment to Restated Certificate of
               Incorporation of Frontier dated April 9, 1995 is incorporated by reference to
               Exhibit 3-2 to Form 10-K for the year
               ended December 31, 1995 (File No. 1-4166).

4.3       -    By-laws of Frontier are incorporated by
               reference to Exhibit 3.3 to Form 10-K
               for the year ended December 31, 1997
               (File No. 1-4166).

5         -    Opinion of Martin T. McCue, General
               Counsel of Frontier, as to legality of
               the securities being issued.                 X

23.1      -    Consent of Martin T. McCue (included
               in Exhibit 5).

23.2      -    Consent of Price Waterhouse.                 X

23.3      -    Consent of Ernst & Young.                    X

24        -    Powers of Attorney.                          X